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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement of PETsMART, Inc. and Subsidiaries on Form S-3 (Registration No. 333-41111) of our report dated April 21, 1995, (except for Note 10(b) as to which the date is September 18, 1995), on our audit of the financial statements of The Pet Food Giant, Inc., for the year ended December 31, 1994, which report is included on Form 10-K of PETsMART, Inc. for the fiscal year ended February 2, 1997. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is a part of such Registration Statement.

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
February 24, 1998